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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1999, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-84755) and related Prospectus of LifePoint Hospitals Holdings, Incorporated for the registration of $150 million 10.75% Series B Senior Subordinated Notes.

                                                /s/ Ernst & Young, LLP

Nashville, Tennessee
November 1, 1999